As filed with the Securities and Exchange Commission on August 25, 1999. Registration No. 333-75297

==============================================================================

             U.S. Securities and Exchange Commission
                      Washington, D.C. 20549


                            FORM SB-2

     REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
                              (AMENDMENT NO. 2)

                       R & R RANCHING, INC.
                       --------------------
          (Name of small business issuer in its charter)


         Nevada                      0279                     87-0616524
         ------                      ----                     ----------
(State or jurisdiction of     (Primary Standard Industrial  (I.R.S. Employer
incorporation or organization) Classification Code Number) Identification No.)


                    899 South Artistic Circle
                     Springville, Utah 84663
                          (801) 489-3238
                          --------------
  (Address and telephone number of principal executive offices)

                               RR1
                     Carvel, Alberta T0E 0H0
                              Canada
                              ------
             (Address of principal place of business
             or intended principal place of business)

                       William R. Davidson
                    899 South Artistic Circle
                     Springville, Utah 84663
                          (801) 489-3238
                          --------------
    (Name, address and telephone number of agent for service)

                            Copies to:
                   Branden T. Burningham, Esq.
                  455 East 500 South, Suite 500
                    Salt Lake City, Utah 84111
                          (801) 363-7411

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If this Form is a post effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_]

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

==============================================================================

                          CALCULATION OF REGISTRATION FEE

Title of
Each                     Proposed       Proposed
Class of                 Maximum        Maximum
Securities          Amount    Offering       Aggregate      Amount of
to be               to be          Price per         Offering      Registration
Registered          Registered     Unit/Share          Price               Fee
----------          ----------     ----------          -----               ---

Units(1) . . . . .100,000     $1.25               $125,000         (2)
               Units

  Common Stock . .100,000     $1.25               $125,000       $ 34.75
               Shares

  A Warrants . . .100,000     $0.00               --
               Warrants

    Common Stock
    Underlying A
    Warrants (3) .100,000     $2.50               $250,000       $ 69.50
               Shares

  B Warrants . . .100,000     $0.00               --
               Warrants

    Common Stock
    Underlying B
    Warrants (3) .100,000     $5.00               $500,000       $139.00
               Shares

TOTAL. . . . . . .                                     $243.25

==============================================================================

(1)  Each consisting of one share of common stock, one A Warrant and one B
Warrant.

(2) A separate registration fee is payable on the shares of common stock comprising the units; therefore, no registration fee is payable on the units.

(3) In accordance with Rule 416 under the Securities Act of 1933, as amended, a presently indeterminable number of shares of common stock are registered hereunder which may be issued in the event the anti-dilution provision of the A and B Warrants becomes operative.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

                       R & R RANCHING, INC.

          R & R Ranching, Inc., a Nevada corporation, is offering 100,000 units. For a complete description of the securities being offered, see the caption "Description of Securities."

          THESE SECURITIES INVOLVE A HIGH DEGREE OF RISK. SEE THE CAPTION "RISK FACTORS," BEGINNING ON PAGE 4 OF THIS PROSPECTUS.

          There is no public market for the units or any securities of which they are comprised.

          NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------
                                      Underwriting     Proceeds to Issuer
                    Price to      Discounts and    or Other Public Persons
                         Public        Commissions(1)      (2)
------------------------------------------------------------------------------
Per Unit            $1.25               $0             $1.25
Total Maximum       $125,000       $0             $125,000
------------------------------------------------------------------------------

     (1) The units will be sold by R & R Ranching's directors and executive officers on a "direct participation" basis. As of the date of this prospectus, R & R Ranching has not received any commitments to purchase the units and it can not guarantee that it will be able to raise any specific dollar amount. The offering will end on December 1, 1999. R & R Ranching's directors may extend the offering period to February 29, 2000, in their sole discretion. Each purchaser must buy a minimum of 800 units, although R & R Ranching's directors and executive officers may let any purchaser buy less than the minimum subscription amount, in their sole discretion. The proceeds of this offering will not be placed in escrow and will be available for R & R Ranching's use immediately after they are received.

     (2) Before deducting estimated expenses of $15,000, all of which will be paid by R & R Ranching.

        The date of this Prospectus is September 1, 1999.

                           TABLE OF CONTENTS

Prospectus Summary. . . . . . . . . . . . . . . . . . . . . . . . . . .  3

Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4

Use of Proceeds . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8

Determination of Offering Price . . . . . . . . . . . . . . . . . . . . 10

Dilution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .11

Selling Security Holders . . . . . . . . . . . . . . . . . . . . . . . .12

Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . . .12

Legal Proceedings . . . . . . . . . . . . . . . . . . . . . . . . . . . 14

Directors, Executive Officers, Promoters and Control Persons . . . . . .14

Security Ownership of Certain Beneficial Owners and Management . . . . .16

Description of Securities . . . . . . . . . . . . . . . . . . . . . . . 17

Interest of Named Experts and Counsel . . . . . . . . . . . . . . . . . 20

Disclosure of Commission Position on Indemnification for Securities . . 20 Act Liabilities

Description of Business . . . . . . . . . . . . . . . . . . . . . . . . 21

Management's Discussion and Analysis or Plan of Operation . . . . . . . 27

Description of Property . . . . . . . . . . . . . . . . . . . . . . . . 29

Certain Relationships and Related Transactions . . . . . . . . . . . . .30

Market for Common Equity and Related Stockholder Matters . . . . . . . .31

Executive Compensation . . . . . . . . . . . . . . . . . . . . . . . . .32

Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . .33

Changes in and Disagreements with Accountants on Accounting and . . . . 56
Financial Disclosure

                        PROSPECTUS SUMMARY
                              ------------------

                               R & R Ranching
                                 ------------

          R & R Ranching was formed on August 3, 1998, and has only recently begun minimal operations.

          The purposes of R & R Ranching are to operate a ranch which will produce, raise and market bison. Management plans to engage in the business of raising bison for sale as breeding stock or as a meat product to a bison meat retailer. R & R Ranching intends to become active in national and local bison associations to develop the networking contacts to market its products.

                           The Offering
                           ------------

Securities Offered . . . . . .100,000 units, each consisting of one share of common stock, one A Warrant to purchase one share of common stock at a price of $2.50 and one B Warrant to purchase one share of common stock at a price of $5.00.

Offering Price . . . . . . . .$1.25 per unit.

Plan of Distribution . . . . .R & R Ranching's directors and executive officers will offer the units on a "direct
                         participation" basis.

Securities Outstanding . . . .As of the date of   this prospectus, 1,000,000
                             shares of common stock and no shares of
                              preferred stock are outstanding.

Warrants . . . . . . . . . . .Each warrant entitles the holder to purchase one share of common stock.  A Warrants are
                         exercisable at $2.50 per share and B Warrants are exercisable at $5.00 per share.

Transfer Agent . . . . . . . .Interwest Transfer Company, Inc., 19891 East
                         Murray-Holladay Road, Holladay, Utah 84117 (801) 272-9294, serves as R & R Ranching's transfer agent and registrar for its outstanding
                              securities.

R & R Ranching . . . . . . . .899 South Artistic Circle, Springville, Utah
                              84663
                              (801) 489-3238

                           RISK FACTORS
                           ------------

          An investment in R & R Ranching's Units is very speculative and involves substantial risks. In addition to the general investment risks and other information in this prospectus, you should carefully consider the following factors in deciding whether to invest in the units.

POOR BREEDING STOCK WOULD ADVERSELY AFFECT OUR COMPANY

          R & R Ranching must be able to get enough genetically consistent breeding stock on reasonable terms and at reasonable prices in order to succeed. R & R Ranching can not guarantee that it will be able to do this. See "Description of Business."

AN UNHEALTHY HERD WILL ADVERSELY AFFECT OUR COMPANY

          The health of R & R Ranching's breeding herd and bison will have a great impact on its profits. If its breeding herd or bison population contracts a disease causing it to breed less productively, or which kills many of its bison, R & R Ranching's business operations will be damaged. In addition, many bison will be raised together, which will make them more vulnerable to contagious disease. R & R Ranching can not guarantee that it will be able to avoid herd health problems. See "Description of Business."

VOLATILE SUPPLY COSTS COULD HURT OPERATIONS

          R & R Ranching's profitability is extremely sensitive to changes in the cost of supplies because the cost of feed and other supplies are a large part of the cost of producing bison. These costs are affected by regional and seasonal availability and demand. Crop conditions, weather and other factors may make feed and supplies more expensive. Increased expense or a large decline in the availability of these supplies could have a negative effect on R & R Ranching. See "Description of Business."

MANAGEMENT EXPECTS EARLY LOSSES

          R & R Ranching was formed in August 1998 and has very limited operating history. The purchase of breeding stock requires large up front expenditures and working capital during the initial start-up period. R & R Ranching expects that its initial expenses will result in losses early in its development. It can not guarantee that it will become profitable after it completes its initial purchases. See "Management's Discussion and Analysis or Plan of Operation."

AUDITOR'S "GOING CONCERN" OPINION

              The Independent Auditor's Report for R & R Ranching's audited financial statements as of October 31, 1998, expresses "substantial doubt about the Company's ability to continue as a going concern," due to its status as a newly formed company that has not yet established profitable operations.

STRONG COMPETITION MAY HURT THE COMPANY'S OPERATIONS

          Many of its current and potential competitors have much more financial, technical and personnel resources than R & R Ranching. R & R

Ranching can not guarantee that its competitors will not be more successful in developing and improving bison production technologies and raising consistently high quality bison that are more economical to raise than R & R Ranching's bison. Also, as additional competitors begin operations, the supply of bison may exceed demand and result in lower market prices for bison. R & R Ranching's competitive position in the buffalo ranching industry is extremely small.

THE OFFERING PRICE OF THE UNITS BEARS NO RELATION TO TYPICAL VALUATION FACTORS

          R & R Ranching has set the price for the units arbitrarily. The price is not based on any recognized criteria of value, such as assets, book value or net worth. You should not consider the offering price to be an indication of R & R Ranching's value. Management expects that purchasers of units in this offering will experience immediate and substantial dilution in net tangible book value.

FAILURE TO COMPLY WITH GOVERNMENT REGULATION MAY ADVERSELY AFFECT OUR COMPANY

          R & R Ranching is subject to federal, state, provincial and local government regulations, including those restricting certain types of investor-owned livestock production operations and those concerning occupational safety and health, and zoning. R & R Ranching will attempt to comply with all applicable regulations. However, it can not guarantee that it will satisfy all regulations or obtain all required approvals. Failure to comply with applicable regulations can, among other things, result in fines, suspensions of regulatory approvals, operating restrictions, and criminal prosecution. Changes in or additions to applicable regulations could also have a negative effect on R & R Ranching and its business. See "Description of Business."

R & R RANCHING WILL FACE HIGH CAPITAL COSTS

          Bison operations require expensive capital assets such as:

               land;

               handling facilities and fences;

               equipment and breeding stock;

               operating funds; and

               labor and management.

          For a typical 40-cow bison operation, the cost of these capital assets can be as high as $300,000. This high initial investment prevents many small investors from entering the bison industry.

MUCH OF THE OFFERING PROCEEDS WILL BE USED TO REPAY A LOAN

          Approximately $73,000 of the proceeds from this offering will be used to repay a loan from Libco Equities, Inc., an Alberta corporation ("Libco

Equities"), and will not be available for R & R Ranching's future operations. R & R Ranching's President, William R. Davidson, is the President, sole stockholder and a director of Libco Equities. Due to his control of Libco Equities, approximately 67% of the net proceeds of this offering will be paid indirectly to Mr. Davidson.

OUR COMPANY WILL BE ADVERSELY AFFECTED IF THE MARKET DOES NOT ACCEPT BISON
MEAT

          The North American meat industry is dominated by producers of beef, pork and chicken. Bison is not a mainstream meat product, and R & R Ranching can not guarantee that the public will want to purchase bison meat in sufficient amounts to make R & R Ranching's operations profitable. Producers of ostrich, another non-mainstream meat, have found it very difficult to gain large-scale access to consumers. The ostrich meat industry was also disadvantaged by the higher prices being paid for live ostriches as breeding stock, as compared to the relatively low price per pound for ostrich meat. When it became clear that no large-scale meat market would develop in the foreseeable future, the prices of ostrich breeding stock fell to meat market prices. The bison industry is likely to face similar difficulties.

THE BISON INDUSTRY IS NOT HIGHLY ORGANIZED

          Accurate data about various facets of the bison industry is very difficult to obtain, and organized or aggregate information for the most part simply does not exist. This lack of industry organization and information prevents many investors from entering the bison industry.

THE LACK OF ORGANIZATION IN THE BISON MEAT MARKET MAY MAKE THE COMPANY'S BISON HARDER TO SELL

          The bison production industry lacks well-defined and established channels of product distribution because it is a new industry. There is no large-scale, organized system for wholesaling or retailing buffalo products.

IF THE CANADIAN DOLLAR STRENGTHENS, R & R RANCHING'S EARNINGS MAY BE REDUCED

          R & R Ranching will be conducting its principal operations in Canada. It will pay most of its operating expenses and receive most of the proceeds from its bison sales in Canadian dollars. If the Canadian dollar strengthens relative to the U.S. dollar, R & R Ranching's earnings may be adversely affected when converted from Canadian dollars into U.S. dollars.

YOU SHOULD NOT EXPECT THE PAYMENT OF DIVIDENDS FROM YOUR INVESTMENT

          R & R Ranching does not expect to pay dividends on its common stock in the foreseeable future. Future dividends, if any, will depend upon R & R Ranching's earnings, if any. Purchasers who will need cash dividends from their investment should not purchase the units.

UNLESS A PUBLIC MARKET DEVELOPS FOR OUR SECURITIES, YOU MAY NOT BE ABLE TO SELL YOUR SHARES

          There is no public market for R & R Ranching's securities. R & R Ranching can not guarantee that any public market will develop after the offering. As a result, purchasers of the units may not be able to sell their investment readily, if at all.

          The value of the warrants lies in the possibility that the price of R & R Ranching's common stock may someday exceed the exercise price of the warrants. R & R Ranching can not guarantee that if any market develops for its common stock, the market price will exceed the exercise price of the warrants. If the market price does not exceed $2.50 per share (for the A Warrants) or $5.00 per share (for the B Warrants) during the five-year term of the warrants, they will become worthless.

WILLIAM R. DAVIDSON HAS VOTING CONTROL OF R & R RANCHING

          William R. Davidson can elect all of R & R Ranching's directors, who in turn appoint all executive officers, without regard to the votes of other stockholders. Mr. Davidson will have absolute control over the management and affairs of R & R Ranching, even if this offering is successful. Mr. Davidson currently owns all of R & R Ranching's outstanding voting securities and will own approximately 91% of the outstanding voting securities upon completion of this offering (not taking into account the exercise of any of the Warrants). See "Security Ownership of Certain Beneficial Owners and Management."

OUR COMPANY'S LACK OF AN UNDERWRITER MAKES IT LESS LIKELY A PUBLIC MARKET WILL DEVELOP

          R & R Ranching is not using an underwriter for this offering. The "due diligence" review that an underwriter would customarily perform has not been performed for this offering. R & R Ranching's directors and officers are conducting the offering, which makes it less likely that a public market will develop for R & R Ranching's securities.

IF WE DO NOT MAINTAIN A CURRENT PROSPECTUS AND REGISTRATION, YOU WILL NOT BE ABLE TO EXERCISE YOUR WARRANTS

          Holders of the warrants will only be able to exercise them if R &
R Ranching maintains a current prospectus in effect and the exercise is qualified or exempt from qualification under applicable securities laws of the warrant holders' states of residence. Although R & R Ranching intends to use reasonable efforts to update this prospectus as necessary to maintain a current prospectus and federal and state registration or qualification for the exercise of the warrants, it can not assure investors that it will be able to do so when the investors wish to exercise the warrants. The value of the warrants will decrease greatly if R & R Ranching does not maintain a current prospectus and registration or qualification.

                    FORWARD-LOOKING STATEMENTS
                    --------------------------

          This prospectus contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, and Section 21E of the

Securities Exchange Act of 1934. Such statements can be identified by the use of the forward-looking words "anticipate," "estimate," "project," "likely," "believe," "intend," "expect," or similar words. These statements discuss future expectations, contain projections regarding future developments, operations, or financial conditions, or state other forward-looking information. When considering such forward-looking statements, you should keep in mind the risk factors noted in this section and other cautionary statements throughout this prospectus, any prospectus supplement, and R & R Ranching's periodic filings with the Securities and Exchange Commission that are incorporated herein by reference. You should also keep in mind that all forward-looking statements are based on management's existing beliefs about present and future events outside of management's control and on assumptions that may prove to be incorrect. If one or more risks identified in this prospectus, a prospectus supplement, or any applicable filings materializes, or any other underlying assumptions prove incorrect, R & R Ranching's actual results may vary materially from those anticipated, estimated, projected or intended.

          Among the key factors that may have a direct bearing on R & R Ranching's operating results are risks and uncertainties described under "Risk Factors," including, for example, those attributable to market acceptance of R & R Ranching's product line; the lack of organized markets for such products; and currency risks with respect to the Canadian dollar.

                         USE OF PROCEEDS
                         ---------------

     R & R Ranching estimates that its net proceeds from this offering will be $110,000, after deducting estimated offering expenses of $15,000. R & R Ranching plans to use these net proceeds as follows:

                                        Assuming
                                        Maximum
                                        Units
     Item                               Sold(1)
     ----                               ----
     Secure lease on 1/4 Section of
     land in Alberta, Canada for one year    $ 2,800

     Fence leased land                         7,000

     Repay loan from Libco Equities(2)         73,169.44

     Feed, including hay, grain,
     water, minerals and salt for
     one year (3)                         2,520

     Management fees to Blue Sky
     Bison Ranch, Ltd., for one year(4)        4,824

     Membership fees for bison
     associations in U.S. and
     Canada for one year                    400

     Accounting, attorney's and
     incorporation fees                  10,000

     Travel                               1,750

     Office expenses (telephone,               1,200
     photocopies, postage)

     Working capital (5)                      6,336.56

                              Total          $110,000


     (1) These expenditures are estimates based on R & R Ranching's present intentions. None of these items is a firm commitment by R & R Ranching. All figures are in U.S. dollars.

     (2) On October 5, 1998, R & R Ranching entered into a Buffalo Sale and Purchase Agreement with Diving Buffalo, under which R & R Ranching agreed to buy 20 mature cow bison for $84,000 ($4,200 per head). This purchase was completed, and the buffalo were delivered to R & R Ranching on January 19, 1999. In order to close the purchase and begin operations without having to wait for the receipt of proceeds under this offering, R & R Ranching borrowed $70,000 from Libco Equities, which is controlled by R & R Ranching's President, William R. Davidson. The repayment figure assumes a payoff date of July 1, 1999, with payment of the principal amount of the note and accrued interest, at a rate of 10% per year. Libco Equities has the option to convert the outstanding principal and interest on the Note into "unregistered" and "restricted" shares of R & R Ranching's common stock on a $1.00 per share basis. If Libco Equities elects to convert the debt into equity before R & R Ranching is able to repay the Note with the proceeds of this offering, R & R Ranching will use the proceeds allocated to the Note to purchase 15 bison cows at $4,000, with the rest of those proceeds allocated to working capital. See "Certain Relationships and Related Transactions"; "Description of Business"; and "Management's Discussion and Analysis or Plan of Operation."

     (3) This amount has been allocated for R & R Ranching's second year of operations. The management agreement with Blue Sky provides for Blue Sky to feed R & R Ranching's herd during the one year term of that agreement. See footnote 4, below.

     (4) On December 1, 1998, R & R Ranching and Blue Sky Bison Ranch Ltd., of Carvel, Alberta, Canada entered into an agreement under which Blue Sky agreed to house, feed, manage and market R & R Ranching's bison for a period of one year, commencing January 1, 1999. R & R Ranching is responsible for a monthly management fee of $500 (Canadian), together with one-fourth (1/4) of the sales proceeds from bison from its herd in 1999. At the current exchange rate of approximately US$ 0.67 per Canadian dollar, the monthly and annual management fees are approximately US$ 335 and US$ 4,020, respectively. W. Malcolm C.

      Davidson, Blue Sky's President, director and controlling stockholder, is the father of William R. Davidson, R & R Ranching's President. See "Description of Business."

     (5) Working capital has been reserved for payment of variable expenses such as feed, fencing and lease payments in case costs of these items exceed the amounts that have been allocated.

          The net proceeds from this offering will fund R & R Ranching's operations for one year without the receipt of any operating revenues. If it receives less than the maximum offering and no warrants are exercised, R & R Ranching will allocate the net proceeds first to payment of its existing obligations; these include payment of the Libco Equities loan and payment of its obligations under the Blue Sky management agreement. If R & R Ranching is not able to raise sufficient proceeds under this offering, it may have to delay the lease on the land in Alberta, Canada, and extend the management agreement. R & R Ranching will need to be operating profitably within one year from the completion of this offering in order to fund its operations from cash flow. Otherwise, it will have to seek additional debt or equity funding (including the exercise of the warrants being sold as part of the units). R & R Ranching can give no assurance that its stock price will become high enough to induce warrant holders to exercise their warrants, or that it will be able to obtain additional financing from other sources.

                 DETERMINATION OF OFFERING PRICE
                 -------------------------------

          There is no public market for the units or the warrants and common stock comprising the units. R & R Ranching has arbitrarily determined the price of the common stock based on the amount of net proceeds it needs to repay the Libco Equities loan and start its operations (approximately $110,000) and the percentage ownership interest in R & R Ranching that William
R. Davidson is willing to give up. If the maximum offering is sold and none of the warrants are exercised, Mr. Davidson will have a 91% ownership interest in R & R Ranching. If the maximum offering is sold and all of the warrants are exercised, Mr. Davidson will still retain a 77% interest in R & R Ranching.

          R & R Ranching has arbitrarily valued the warrants; they do not bear any relationship to its current book value, revenues, earnings, or any other customary measure of value.

          R & R Ranching can not assure that any public market that develops for its common stock will equal or exceed the offering price or the exercise price of the warrants. Purchasers of the units face the risk that their shares will not be worth what they paid for them at the time that the purchasers decide to sell them. Purchasers also face the risk that their warrants will become worthless if the market price of R & R Ranching's common stock is less than the exercise price of the warrants for the entire five-year term of the warrants. See the Risk Factor "Exercisability of Warrants."

                             DILUTION
                             --------

          Purchasers of the units will likely experience immediate and substantial dilution in the value of R & R Ranching's common stock. The net tangible book value of R & R Ranching as of April 30, 1999, was approximately $12,164, or $0.012 per share. Net tangible book value per share is determined by subtracting R & R Ranching's total liabilities from its total tangible assets and dividing the remainder by the number of shares of common stock outstanding.

          If R & R Ranching sells all 100,000 units being offered in this offering (at a price of $1.25 per unit), and after deduction of offering expenses of $15,000, the net tangible book value of R & R Ranching as of April 30, 1999, would have been $122,164, equaling $0.111 per share. This amount represents an immediate increase of $0.099 per share (or approximately 825%) to William R. Davidson, R & R Ranching's sole existing stockholder, and an immediate dilution in net tangible book value of $1.139 per share (or approximately 91%) to purchasers of units in this offering. The following table illustrates this dilution:

                                                                                               Assuming
                                   Maximum
                                   Shares
                                   Sold(1)
                                   ----

Initial public offering price per unit(2)..$1.25

Net tangible book value per share
before offering...........................$0.012

Increase per share due to new investors...$0.099
(approximately 825% increase)             ------

Net tangible book value per share
after offering(3).........................$0.111
                                      ------
Dilution per share purchased by new
investors.................................$1.139
(approximately 91% decrease)

     (1) These calculations do not take into account the potential exercise of any of the warrants.

     (2)  Offering price per share before deduction of offering expenses.

     (3)  After deduction of offering expenses estimated at $15,000.


          The following table shows the number of units purchased from R & R Ranching, the total cash paid to R & R Ranching, and the average price that the existing stockholder and purchasers under this offering paid for their shares:

                      Shares Purchased(1)         Total Consideration
                      ----------------       -------------------
                    Number      Percent      Amount      Percent
                    ------      -------         ------      -------
Existing stockholder....1,000,000     91%         $ 25,000(2)     17%
New investors...........  100,000      9%         $125,000(3)     83%
                      -------    -------           -------    -------

     Total.............1,100,000     100%         $150,000   100%
                    ---------    -------           --------    -------

          (1) Assumes the sale of the maximum offering, without taking into account the exercise of any of the warrants.

          (2) Considers only the cash contribution paid by the existing stockholder, and does not take into account other contributions such as services contributed.

          (3)  Before deduction of offering expenses estimated at $15,000.


                     SELLING SECURITY HOLDERS
                     ------------------------

     No security holder of R & R Ranching is offering any securities under this offering. R & R Ranching is selling all of the units under this offering.

                       PLAN OF DISTRIBUTION
                       --------------------

General
-------

          R & R Ranching is offering its units to the public through its directors and executive officers, William R. Davidson and Allyson R. N. Davidson, on a "direct participation" basis, with no minimum number of units which must be sold. Mr. and Ms. Davidson will offer the units to pre-existing business contacts whom they know personally. However, R & R Ranching can provide no assurance that it will be able to sell any of the units. There is no provision for the escrow of offering proceeds pending the receipt of any minimum proceeds; all proceeds will be immediately available for R & R Ranching's use. The offering will continue until December 1, 1999, or until all offered units are sold, or until terminated by R & R Ranching, whichever occurs first. R & R Ranching's Board of Directors can extend the offering period for an additional two months, to February 29, 2000, in its sole discretion.
                                     12

          All subscription payments shall be made payable to "R & R Ranching, Inc."

          The units will be offered and sold by R & R Ranching's directors and executive officers; they will receive no compensation except for reimbursement of expenses actually incurred in connection with offering activities. R & R Ranching has no plans, proposals, arrangements or understandings with any potential sales agent with respect to participation in the distribution of R & R Ranching's securities. If R & R Ranching later decides to seek the participation of any potential sales agent, the registration statement of which this prospectus is a part will be appropriately amended to identify such persons.

          There are no formal arrangements between R & R Ranching and its directors and executive officers pursuant to which units will be reserved for sales to persons designated by such directors and executive officers or their affiliates. Directors and executive officers and their affiliates may purchase units under this offering, but it is unlikely that they will purchase any units.

          R & R Ranching is not using the services of an underwriter for the offer and sale of the units; the independent "due diligence" review of R & R Ranching and its affairs and financial condition which is usually performed by the underwriter has not been performed. R & R Ranching can give no assurance that any market for its securities will develop after the offering or that, if such a market does develop, it will be maintained. Since the offering is not being underwritten by a broker-dealer that would ordinarily be expected to publish quotations for and make a market in the offered securities following the offering, R & R Ranching has not had any discussions with any broker-dealer firms regarding the possibility of making a market in its securities after the offering.

          Prior to this offering, there has been no public market for the securities of R & R Ranching. All dealers effecting transactions in the securities being offered, whether or not the dealers are participating in this distribution, may be required to deliver a prospectus until the later of the termination of this offering or December 1, 1999 (90 days after the date of this prospectus). This is in addition to the obligation of dealers to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Warrant Exercise Procedures
---------------------------

          Warrant holders may exercise all or part of their warrants by delivering the completed and signed Warrant Exercise Form attached to each warrant to R & R Ranching's transfer agent, Interwest Transfer Company, Inc., 1981 East Murray-Holladay Road, Holladay, Utah 84117, along with the exercise price for the number of shares being purchased. The warrant holder must pay the exercise price in lawful money of the United States by wire transfer or check payable to the order of "R & R Ranching, Inc.," and must also deliver to the transfer agent the warrant certificate representing the warrants being exercised. Once the transfer agent has received each of these items, it will deliver the checks or other funds to R & R Ranching and will promptly issue certificates for the number of shares being purchased.

            As long as R & R Ranching maintains a current prospectus in effect and the exercise is qualified or exempt from qualification under applicable securities laws of the warrant holders' states of residence, warrant holders will be able to exercise their warrants immediately after issuance. However, there is currently no market for R & R Ranching's common stock and it is very unlikely that any such market will exist at the time that the warrants are issued. Even if a market were to exist when the warrants are issued, it is very unlikely that the market price of R & R Ranching's common stock would exceed the exercise price of the warrants. Therefore, it will most likely not make economic sense for warrant holders to exercise their warrants immediately after they are issued. See the Risk Factor "Exercisability of Warrants."

                        LEGAL PROCEEDINGS
                        -----------------

          R & R Ranching is not a party to any pending legal proceeding. To the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against R & R Ranching. No director, executive officer or affiliate of R & R Ranching or owner of record or beneficially of more than five percent of R & R Ranching's common stock is a party adverse to R & R Ranching or has a material interest adverse to R & R Ranching in any proceeding.

   DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS
   ------------------------------------------------------------

          The following table sets forth the names of all current directors and executive officers of R & R Ranching. These persons will serve until the next annual meeting of the stockholders (held on the third Wednesday of August of each year) or until their successors are elected or appointed and qualified, or their prior resignation or termination.

                                            Date of       Date of
                       Positions          Election or   Termination
Name                     Held             Designation   or Resignation
----                     ----             -----------   --------------

William R. Davidson       President          8/98          *
                          Director           8/98          *

Allyson R.N. Davidson     Secretary/         8/98          *
                          Treasurer          8/98          *


          * These persons presently serve in the capacities indicated.

Business Experience.
--------------------

          William R. Davidson, Director and President. Mr. Davidson, age 25, is a 1998 graduate of Brigham Young University, where he received a degree in accounting. He owned and operated his own commercial cattle operation from 1992 to 1995. Mr. Davidson was an Office Trainer at the Senior Missionary Training Center at BYU, from April, 1995, through August, 1997. For the eight months ending April, 1998, Mr. Davidson was employed in the Controller's Division of the Finance/Records Department of the LDS Church. Since April, 1998, he has been the President and a director of Libco, Inc., a Utah corporation, which is a closely-held consulting firm. In addition, Mr. Davidson performs consulting services through Libco Equities, of which he has been President and a director since September, 1998. Mr. Davidson is a member of the Institute of Management Accountants.

          Allyson R. N. Davidson, Secretary/Treasurer. Ms. Davidson is 24 years of age. From 1992 to 1994, Ms. Davidson was a student body officer at BYU, where she was an undergraduate student. From May, 1995, to December, 1996, Ms. Davidson studied Hungarian language and worked in Budapest, Hungary. She has also taught Hungarian language and culture to students at BYU. Ms. Davidson has been the Secretary/Treasurer and a director of Libco, Inc. since July, 1998, and is currently a student at BYU's J. Reuben Clark Law School.

Significant Employees.
----------------------

          R & R Ranching does not employ any non-officers who are expected to make a significant contribution to its business. However, on December 1, 1998, R & R Ranching entered into the management agreement with Blue Sky, under which Blue Sky is to provide range, feed, care and management of R & R Ranching's bison. Management expects that Blue Sky and W. Malcolm C. Davidson will have a significant effect on R & R Ranching's business. Mr. Davidson has significant experience in the bison industry and is the father of R & R Ranching's President, William R. Davidson. R & R Ranching expects that Mr. Davidson will consult with R & R Ranching informally to help it during the start-up phase of operations. See "Certain Relationships and Related Transactions" and "Description of Business."

Family Relationships.
---------------------

          William R. Davidson and Allyson R. N. Davidson are husband and wife.
W. Malcolm C. Davidson, Blue Sky's President, director and controlling stockholder, is William R. Davidson's father and Allyson R. N. Davidson's father-in-law.

Involvement in Certain Legal Proceedings.
-----------------------------------------

          During the past five years, no present or former director, executive officer or person nominated to become a director or an executive officer of R & R Ranching:

          (1) was a general partner or executive officer of any business against which any bankruptcy petition was filed, either at the time of the bankruptcy or two years prior to that time;

          (2) was convicted in a criminal proceeding or named subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) was subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

          (4) was found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
        --------------------------------------------------------------

Security Ownership of Certain Beneficial Owners.
------------------------------------------------

          The following table sets forth the shareholdings of William R. Davidson, R & R Ranching's only stockholder, as of August 24, 1999. Mr. Davidson has sole investment and sole voting power over the shares indicated.

                                Number                 Percentage
Name and Address      of Shares Beneficially Owned      of Class
----------------      ----------------------------      --------

William R. Davidson           1,000,000*                 100%
1310 East 1600 South
Mapleton, Utah  84664

                              --------                   -----
          TOTALS              1,000,000*                 100%

     * This amount takes into account the forward split of R & R Ranching's outstanding shares in the ratio of two for one, which became effective as of March 3, 1999.

Security Ownership of Management.
---------------------------------

     The following table sets forth the shareholdings of R & R Ranching's directors and executive officers as of August 24, 1999. Each of these persons has sole investment and sole voting power over the shares indicated.


                                     16


                                   Number              Percentage
Name and Address        of Shares Beneficially Owned    of Class
----------------        ----------------------------   ----------

William R. Davidson           1,000,000(1)               100%
1310 East 1600 South
Mapleton, Utah  84664

Allyson R. N. Davidson (2)     -0-                        -0-
1310 East 1600 South
Mapleton, Utah 84664
                              --------                   -----
All directors and executive
officers as a group
(2 persons)                   1,000,000(1)               100%


     (1) This figure takes into account the forward split of R & R Ranching's outstanding shares in the ratio of two for one, which became effective as of March 3, 1999.

     (2) Ms. Davidson may also be considered to beneficially own Mr. Davidson's shares.

          See the caption "Directors, Executive Officers, Promoters and Control Persons," of this Prospectus, for information about the offices or other capacities in which William R. Davidson and Allyson R. N. Davidson serve with R & R Ranching.

Changes in Control.
-------------------

          There are no present arrangements or pledges of R & R Ranching's securities which may result in a change in control of R & R Ranching.

                    DESCRIPTION OF SECURITIES
                    -------------------------

Common Stock
------------

          R & R Ranching has the authority to issue 50,000,000 shares of one mill ($0.001) par value common voting stock. The holders of R & R Ranching's common stock are entitled to one vote per share on each matter submitted to a vote at a meeting of stockholders. The shares of common stock do not carry cumulative voting rights in the election of directors.

          Stockholders of R & R Ranching have no pre-emptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption rights and carries no subscription or conversion rights. In the event of liquidation of R & R Ranching, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. All shares of the common stock now outstanding are fully paid and non-assessable.

          R & R Ranching's Bylaws authorize the Board of Directors to vote to declare dividends from surplus profits whenever they believe it to be expedient.

          The common stock holders are not personally liable for the payment of R & R Ranching's debts.

          The shares of common stock that make up the units are "penny stock" as defined in Rule 3a51-1 of the Commission. This designation may adversely affect the development of any public market for R & R Ranching's shares of common stock or, if such a market develops, its continuation. Broker-dealers are required to personally determine whether an investment in "penny stock" is suitable for customers.

          Penny stocks are securities (i) with a price of less than five dollars per share; (ii) that are not traded on a "recognized" national exchange; (iii) whose prices are not quoted on the NASDAQ automated quotation system (NASDAQ-listed stocks must still meet requirement (i) above); or (iv) of an issuer with net tangible assets less than $2,000,000 (if the issuer has been in continuous operation for at least three years) or $5,000,000 (if in continuous operation for less than three years), or with average annual revenues of less than $6,000,000 for the last three years.

          Section 15(g) of the 1934 Act, and Rule 15g-2 of the Commission require broker-dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before effecting any transaction in a penny stock for the investor's account. Potential investors in R & R Ranching's common stock are urged to obtain and read such disclosure carefully before purchasing any shares that are deemed to be "penny stock."

          Rule 15g-9 of the Commission requires broker-dealers in penny stocks to approve the account of any investor for transactions in such stocks before selling any penny stock to that investor. This procedure requires the broker-dealer to (i) obtain from the investor information concerning his or her financial situation, investment experience and investment objectives; (ii) reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor has sufficient knowledge and experience as to be reasonably capable of evaluating the risks of penny stock transactions; (iii) provide the investor with a written statement setting forth the basis on which the broker-dealer made the determination in (ii) above; and (iv) receive a signed and dated copy of such statement from the investor, confirming that it accurately reflects the investor's financial situation, investment experience and investment objectives. Compliance with these requirements may make it more difficult for purchasers of R & R Ranching's common stock to resell their shares to third parties or to otherwise dispose of them.

          If R & R Ranching maintains a current prospectus in effect, it may redeem each of the warrants at a price of one cent ($0.01) per warrant upon 30 days' notice at any time that the warrants are exercisable. If R & R Ranching calls the warrants, investors will have only 30 days to exercise them; if they do not, R & R Ranching will pay them the nominal price of one cent ($0.01) per warrant.

          All of the 1,000,000 outstanding shares of R & R Ranching's common stock are "restricted" securities within the meaning of Rule 144 of the 1933 Act. If a market for R & R Ranching's common stock ever develops, the holders of these shares may begin selling them as early as August, 1999. Such sales may have a negative effect on R & R Ranching's stock price. Mr. Davidson currently owns all of the 1,000,000 shares of common stock that are currently outstanding.

Preferred Stock
---------------

          R & R Ranching is also authorized to issue 10,000,000 shares of preferred stock, with a par value of one mill ($0.001) per share. The preferred stock may be issued in series, with such values, rights and preferences as the Board of Directors shall determine. R & R Ranching has not designated the value, rights or preferences of the preferred stock, and no such shares are issued or outstanding as of the date of this Prospectus.

          On August 10, 1998, R & R Ranching's Board of Directors and its sole stockholder voted to adopt a 1998 Stock Option Plan, in which it reserved 1,000,000 shares of common stock for issuance to officers, key employees, directors, consultants, advisors and sales representatives who meet certain performance goals to be established by the Board or R & R Ranching's Stock Option Committee. The Board of Directors has not designated the members of the Committee and no options or shares of common stock have been awarded under the 1998 Plan as of the date of this prospectus. There are no outstanding options, warrants or calls to purchase any of R & R Ranching's authorized securities.

           There is no provision in R & R Ranching's Articles of
Incorporation or Bylaws that would delay, defer, or prevent a change in control of R & R Ranching.

Units
-----

          R & R Ranching is offering 100,000 Units. Each Unit is comprised of:

               one share of common stock;

               one "A" Warrant to purchase one share of common stock at a price of $2.50; and

               one "B" Warrant to purchase one share of common stock at a price of $5.00.

          Each warrant is exercisable for five years, and R & R Ranching has an option to call the warrants and redeem them at a price of $0.01 per warrant on 30 days' notice. R & R Ranching can call the warrants at any time after they are issued and before they expire.

            Due to the lack of any public market for R & R Ranching's common stock, it will most likely not make economic sense for warrant holders to exercise their warrants immediately upon issuance. See the Risk Factor "Exercisability of Warrants" and the heading "Warrant Exercise Procedures" of the caption "Plan of Distribution."

          From the date of call specified in the notice (unless R & R
Ranching defaults in paying for the warrants being redeemed), all rights of the warrant holder as a warrant holder of R & R Ranching shall cease, except for the right to receive the price of $0.01 per warrant, without interest; the warrant being redeemed shall no longer be treated as outstanding.

              INTEREST OF NAMED EXPERTS AND COUNSEL
              -------------------------------------

          The financial statements of R & R Ranching as of October 31, 1998, have been included herein in reliance on the report of Pritchett, Siler & Hardy, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

          R & R Ranching has not hired any expert or counsel on a contingent basis. No expert or counsel will receive a direct or indirect interest in R & R Ranching, and no such person was a promoter, underwriter, voting trustee, director, officer or employee of R & R Ranching.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT
                                  LIABILITIES
                            -----------

          Neither R & R Ranching's Articles of Incorporation nor its Bylaws specifically provide for indemnification of directors, officers or controlling persons against liability under the 1933 Act. However, Article X of the Articles of Incorporation provides for:

               elimination of directors' liability for breach of fiduciary duty to R & R Ranching;

               Company indemnification of any corporate agent in connection with matters in which the agent acted in good faith and, in criminal matters, in which he or she had no reason to believe the conduct was unlawful;

               no indemnification when the agent is adjudged liable for gross negligence or wilful misconduct;

               mandatory indemnification by R & R Ranching for costs and expenses when the agent has been successful on the merits of the case;

               R & R Ranching to advance the agent's costs upon receipt of the agent's undertaking to repay all amounts paid if he or she is not entitled to indemnification; and

               R & R Ranching to purchase liability insurance for agents, at its discretion.

          Article VIII of R & R Ranching's Bylaws provides for mandatory indemnification by R & R Ranching of expenses incurred by directors, executive officers and employees in cases in which they are not found liable for negligence or misconduct.

          This is only a summary of the indemnification provisions of R & R Ranching's Articles of Incorporation and Bylaws. You are urged to review each of these documents for the actual text of their indemnification provisions. See the Exhibit Index.

          Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of R & R Ranching pursuant to the foregoing provisions, or otherwise, R & R Ranching has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                     DESCRIPTION OF BUSINESS
                     -----------------------

GENERAL

          R & R Ranching is a Nevada corporation organized for the purpose of breeding and raising bison. It is conducting this offering to raise funding to pay off the Libco Equities loan and to commence ranching operations in Alberta, Canada.

          On October 5, 1998, R & R Ranching executed the Purchase Agreement under which it agreed to purchase from Diving Buffalo 20 mature bison cows at a price of $84,000 ($4,200 per head). In order to complete the purchase and begin operations without waiting for the proceeds from this offering, Libco Equities loaned $70,000 to R & R Ranching. The loan is evidenced by an unsecured Promissory Note dated January 19, 1999. The note is for a term of one year and bears an interest rate of 10% per year. R & R Ranching may call the note at its option 30 days after the effective date of the Registration Statement on Form SB-2 of which this prospectus is a part. Libco Equities also has the option to convert the outstanding principal and interest on the note into "unregistered" and "restricted" shares of R & R Ranching's common stock at a conversion price of $1.00 per share.

          On December 1, 1998, R & R Ranching and Blue Sky entered into the management agreement, under which Blue Sky agreed to provide bison management services for R & R Ranching's bison for a period of one year, beginning January 1, 1999. The management agreement provides for Blue Sky to provide grazing lands; winter feed, hay, straw, grains, minerals and water; veterinary care; handling facilities and handling labor; identification tagging and records management; and herd bulls for breeding. Blue Sky also agreed to market R & R Ranching's yearly calf crop at Blue Sky's expense and to assist in marketing, selling and transporting its breeding stock at R & R Ranching's expense. R & R Ranching is required to pay a management fee of $500 (Canadian) (approximately US$ 335) per month, with Blue Sky to have a lien on

R & R Ranching's bison for payment of such fees. In addition, R & R Ranching will pay to Blue Sky one-fourth (1/4) of the proceeds from the sale of R & R Ranching's bulls and heifers in 1999. R & R Ranching will be liable for boarding fees over the remaining term of the management agreement at a rate of $1200 (Canadian) (approximately US$ 804) per bison per year if the management agreement is prematurely terminated.

PRINCIPAL PRODUCTS OR SERVICES AND THEIR MARKETS

          Bison, or American Plains Buffalo, are native to the American and Canadian plains. Although they were slaughtered near the point of extinction in the late 19th century, recent estimates have suggested that there are now approximately 150,000 bison in the United States and Canada.

          The principal market for bison is as meat, but the heads, bones and hides are also sold to novelty shops and to individual buyers. Animals are also sold for organized bison hunts and to public game reserves and zoos. Bulls and heifers are also sold to other producers as breeding stock.

          About 7,500,000 pounds of meat from approximately 15,000 bison are sold in the United States each year. The Meat and Poultry Inspection Directory of the U.S. Department of Agriculture lists about 100 bison-processing facilities in the United States.

          Bison meat has a low fat content (less than 3%) and a cholesterol content that is lower than beef, chicken or pork.


                         Nutrient Composition
                  (per 100 grams of cooked lean meat)(1)
                  -----------------------------------

                    Fat            Calories       Cholesterol
     Species        (Grams)        (Kcal)         (Mg.)
     -------        -------        ------         -----

     Bison               2.42           143            82

     Beef           9.3            211            86

     Chicken        7.41           190            89
     (Skinless)

          (1)  Source: USDA Handbook.

          Many people believe bison to have a richer flavor than beef. It is prepared much the same as beef, without special handling. It also has a high proportion of protein, minerals and fatty acids in relation to its caloric value. Unlike beef, bison spend very little time in the feedlot and are not generally subjected to drugs, chemicals or hormones. For all these reasons, bison is often considered a superior alternative to beef.

          Bison meat is available in the form of steaks, patties, rib roast, short rib, sausage and jerkey. Principal markets include wholesalers, restaurants, custom meat stores and mail-order or on-the-farm sales to the general public.

          The commercial bison market is very young. At present, the demand for breeding stock is high, and it is expected to remain high as producers attempt to increase the size of the American and Canadian herds. Because females are currently more valuable as breeding stock than as meat, R & R Ranching expects that its herd will be used for breeding. Unless a substantial market for buffalo meat develops, the market for breeding stock will likely follow the same downward pattern as it has in the ostrich industry. See the Risk Factor "Market Acceptance of Product Line."

          The bison breeding season begins in August and continues into October, with calving season running from May to July. Cows can begin breeding at age two and can reproduce every year up to age 15 and every other year to age 25. Bulls can also begin breeding at two years of age.

          Although they are generally disease resistant, bison are closely related to cattle and are subject to may of the same diseases. Brucellosis is a contagious disease of cattle and buffalo that can cause spontaneous abortion. R & R Ranching will be required to test its Canadian herd for tuberculosis and brucellosis. If either disease is found, the infected animals will have to be culled, which could have an adverse effect on R & R Ranching's profitability.

DISTRIBUTION METHODS OF THE PRODUCTS OR SERVICES

          Bison products have historically been sold directly to interested buyers who visit the ranch or in specialty markets such as health food stores and gourmet stores. Several U.S. producers have also established successful mail order markets. Bison pelts, heads and skulls are typically marketed through Western-themed retailers or directly by the producer.

          Breeding stock is generally marketed to other bison producers in bison-related publications such as the Western Livestock Journal and BisonWorld, the official publication of the National Bison Association. Local newspapers and agricultural publications are also common marketing methods.
In addition, state and national bison associations often have booths and provide marketing information at agricultural events.

          Under the management agreement, Blue Sky has agreed to assist in marketing, selling and transporting R & R Ranching's breeding stock at R & R Ranching's expense, and to market and sell R & R Ranching's yearly calf crop at Blue Sky's expense. "Breeding stock" refers to bison that are used to increase the size and quality of the herd through breeding. The yearly calf crop is the product of the breeding stock, and may itself be used as meat or as breeding stock.

            Blue Sky is active in the buying and selling of bison. It has arranged to sell R & R Ranching's products to several of its bison industry contacts for up to the next five years. However, Blue Sky does not have any binding sales contract with any of these entities, and it can not guarantee that it will be able to sell R & R Ranching's yearly calf crops through this channel.

             A representative of Diving Buffalo has also verbally told R & R Ranching's President that Diving Buffalo will assist R & R Ranching in selling its bison at R & R Ranching's request. However, Diving Buffalo is not contractually committed to give R & R Ranching any marketing assistance.

          R & R Ranching has no plans to advertise its products in the foreseeable future. William R. Davidson intends to become active in national and local bison associations in order to develop the networking contacts necessary to market the products. There can be no assurance that R & R Ranching will be able to successfully produce or market enough animals to make its operations profitable.

COMPETITIVE BUSINESS CONDITIONS

          The bison industry is diffuse; this is the case with most agricultural industries. The NBA estimates that in 1998, approximately 250,000 head were being raised by over 2,200 producers in the United States and Canada. Bison producers range in size from hobby farmers who maintain a few animals as a side interest or tourist attraction to large producers owning several hundred to several thousand bison.

          R & R Ranching will begin operations with a herd of only 20 mature cows. Because of the large number of producers in North America, many of which will have substantially larger herds and facilities, management expects that its operations will be a very small part of the overall bison industry.
R & R Ranching hopes to develop a reputation as a breeder of high quality stock, which it believes will enhance its competitive position in the industry. However, even if its operations are successful, R & R Ranching will almost certainly remain a small player.

            R & R Ranching's most significant competition will come from Adam Ranch in northern Alberta, and Tatonka Ranch in Saskatchewan. These are the two largest Canadian bison ranches. Each has more than 1000 cows.

          The principal market for bison cows is as breeding stock. As additional producers enter the market and begin breeding operations, supply will almost certainly increase, making R & R Ranching's role in the bison industry even less significant. In addition, overproduction of bison cows may result in lower market prices for R & R Ranching's products, which would reduce its profitability.

SOURCES AND AVAILABILITY OF RAW MATERIALS

          Feed is the largest operating cost of a bison operation. In Alberta, Canada, pasture grazing is generally sufficient for nine months of the year. In the winter months, hay must often be used to supplement the herd's diet. Cows will eat 15 to 25 pounds of hay per day, with weaned calves and bulls consuming 10 pounds and 20 to 30 pounds per day, respectively. Hay in Alberta is plentiful but, as with all agricultural crops, is subject to significant price fluctuations.

          Oats are used to supplement hay and to flush bison cows during breeding time (to ensure a high conception rate). Other raw materials used in the bison industry include salt and minerals, water, deworming medication, antibiotics, and miscellaneous items required to repair fences, vehicles and handling facilities. Management believes that each of these materials will be available in sufficient quantities. Blue Sky will provide feed for R & R Ranching's bison during the one-year term of the management agreement. R & R Ranching has budgeted $2,520 for feed costs in the second year of operations. See "Use of Proceeds."

          Once R & R Ranching identifies a suitable property for its own bison facility, it will be responsible for providing all of the raw materials necessary to maintain its herd.

DEPENDENCE ON ONE OR A FEW MAJOR CUSTOMERS

          Management believes that the pool of potential purchasers of its breeding stock is large because of the diffuse nature of the bison production industry. Bison can be shipped over long distances, so the market for R & R Ranching's animals will not necessarily be limited to Alberta.

          R & R Ranching may also make a portion of its herd available for slaughter, although it will focus primarily on the production of breeding stock. Prudent herd management requires the frequent culling of less desirable breeding stock; R & R Ranching believes that demand for bison meat is high enough to absorb the supply of culled animals. There is a slaughterhouse approximately two to three hours from Blue Sky's ranch in Alberta, Canada. This slaughterhouse is devoted exclusively to the slaughter of bison. Management believes that this facility has enough capacity to all bison that R & R Ranching sends to slaughter, whether directly or through third party purchasers.

NEED FOR GOVERNMENTAL APPROVAL OF PRINCIPAL PRODUCTS OR SERVICES

          The Canadian Health of Animals Branch of Agriculture and Agri-food Canada requires all stock to be certified free of tuberculosis and brucellosis. This involves compulsory testing for all captive bison two years old and older. Under the management agreement, Blue Sky will handle all veterinary care for R & R Ranching's herd.

          The U. S. Department of Agriculture does not currently require inspection of bison meat. However, because consumers believe that USDA inspection provides an assurance of quality, many bison producers have decided to seek USDA approval of their products voluntarily. This requires the producer to arrange for slaughter and processing of its animals at a packing house that the USDA has designated as an "Official Bison Establishment."
Bison that are slaughtered at an Official Bison Establishment may be branded with a USDA inspection brand.

          R & R Ranching plans to raise its bison in Canada and to focus on the production of bison for breeding. Therefore, management does not believe that obtaining USDA approval of its animals will be necessary.

EFFECT OF EXISTING OR PROBABLE GOVERNMENTAL REGULATIONS ON THE BUSINESS

          Veterinary care is one of Blue Sky's management responsibilities under the management agreement, and compliance with the Canadian disease-certification regulations will be included. If and when R & R Ranching moves its operations to its own facilities, it will take over testing responsibilities. If any of R & R Ranching's animals are found to be infected with tuberculosis or brucellosis, they will have to be destroyed. Large-scale infections will require the destruction of a large portion of R & R Ranching's herd and may have a serious negative effect on its operations and profitability.

RESEARCH AND DEVELOPMENT

          R & R Ranching does not expect that research and development will be a significant part of its operations, other than using well-established selective breeding techniques to ensure the quality of its herd.

COSTS AND EFFECTS OF COMPLIANCE WITH ENVIRONMENTAL LAWS

          Management does not believe that compliance with environmental laws will require a significant portion of its resources.

NUMBER OF EMPLOYEES

          Management of R & R Ranching's herd will be the responsibility of Blue Sky, and will be handled through its own employees until December 21, 1999. R & R Ranching will become responsible for herd management if it is able to identify a suitable location for its own facility. R & R Ranching expects that these duties will be delegated to experienced, competent contractors. R & R Ranching's executive officers will manage its operations on a part-time basis and will not receive any salary or wages for the foreseeable future. Directors and executive officers will be compensated for travel and out-of-pocket expenditures.

REPORTS TO SECURITY HOLDERS

          R & R Ranching is not a reporting issuer under the 1934 Act. As a result of this offering, R & R Ranching will become subject to the informational requirements of the 1934 Act for a period of at least one fiscal year. As of the fiscal year ending October 31, 1999, R & R Ranching having amended its Bylaws on March 30, 1999, to change its fiscal year from December 31 to October 31), R & R Ranching may be required to register the common stock being offered hereunder, under the 1934 Act, and continue to file annual and quarterly reports.

          The National Association of Securities Dealers, Inc. requires that all issuers maintaining quotations of their securities on the OTC Bulletin Board file periodic reports under the 1934 Act. In order to maintain such a quotation, R & R Ranching will have to register its securities under the 1934 Act on Form 8-A or Form 10-SB.

          The public may read and copy any materials that R & R Ranching files with the Commission at the Commission's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330. The Commission maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the Commission. The address of that site is http://www.sec.gov.

          R & R Ranching intends to furnish to its stockholders annual reports containing financial statements audited and reported upon by its independent accounting firm, and such other periodic reports as it may determine to be appropriate or as may be required by law.

    MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION
    ---------------------------------------------------------

          R & R Ranching's plan of operation for the next 12 months is to begin its bison operation under the management agreement with Blue Sky. The Purchase Agreement provides for each of the purchased cows to have been bred with a bull, but does not guarantee pregnancy. As of August 11, 1999, at least 16 of R & R Ranching's 20 cows have delivered calves, and it appears that all 20 of its cows have calved, with none being lost. However, R & R Ranching will not be able to determine the precise number of calves until all cows and calves are tested and the calves are tagged in October, 1999. Revenue from calf sales will be reduced if the crop is less than anticipated.

          Approximately 5% of a herd of bison cows must be replaced every year due to infertility, aging, death and other causes. The following table shows how R & R Ranching plans to dispose of its spring, 1999, calf crop. These figures assume a crop of 18 calves, with equal numbers of bull and heifer calves:

Disposition of calf            Bull calves           Heifer calves
-------------------            -----------           -------------

Stay in R & R herd as             -0-                     1
replacement

Sold for breeding stock           -0-                     8

Sold for breeding stock            9                     -0-
or slaughter

          Because all of R & R Ranching's cows are young (about three to five years old), management hopes that it will not have to use many of its heifer calves to replace cows. This would allow R & R Ranching to sell almost all of its heifer calves while its cows are in their breeding prime. However, many factors, including illness and death of its existing cows, could force R & R Ranching to keep some of its annual heifer calf crop; this would have a negative effect on revenues because the replacement heifers would not be made available for sale.

          Most bison operations breed bulls at the rate of about one bull to 10 cows. Because the cows that it received under the Purchase Agreement were already pregnant, breeding bulls will not be used until the 1999 fall breeding season. The management agreement provides for Blue Sky to supply bulls for breeding, so R & R Ranching will not require breeding bulls of its own until it moves its operations to its own location as discussed below. Once this occurs, R & R Ranching will keep about one bull for every 10 cows, to be bred for two years. R & R Ranching will have to keep replacement bulls from its own herd (or purchase them, on a regular basis) in order to ensure genetic diversity and avoid inbreeding.

            Bison ranchers commonly keep bulls and cows together and let nature dictate the breeding season. Most breeding occurs in July and August, with a 275 day gestation period. R & R Ranching will breed its 20 cows during each cow's normal cycle during the months of July and August.

            Calves born in the spring of 1999 will be weaned during the months of December, 1999, and January, 2000. R & R Ranching will tag (for identification purposes), vaccinate and sell its calves during the weaning period.

          R & R Ranching will pay Blue Sky $500 (Canadian) (approximately
$US 335) per month under the management agreement, and will pay to Blue Sky one-fourth (1/4) of the proceeds from the sales of its bulls and heifers during 1999. In exchange, Blue Sky will provide grazing of the herd, winter feeding, veterinary care, handling, identification tagging and records maintenance, and provision of breeding bulls (at the rate of one bull per 20 cows). With additional feed expenses and reimbursement of out-of-pocket expenses of its directors and officers, R & R Ranching expects annual costs of operation in 1999 to equal approximately $5,500. This figure does not include the initial $84,000 purchase price for R & R Ranching's herd.

          Management estimates that it will cost approximately $500 to raise a calf to the point where it is weaned and ready for sale. This figure includes the payment of one-fourth of sales proceeds to Blue Sky as discussed above. The price range for weaned heifer calves is about $2,000 to $3,000; for weaned bulls it is $1,000 to $1,500. Therefore, R & R Ranching expects to make a profit of $1,500 to $2,500 per heifer calf and $500 to $1,000 per bull calf. These figures depend on many factors, including for example:

               a calf crop of 90%;

               lack of factors that would complicate pregnancy and birth (e.g., unusually harsh weather, brucellosis and other diseases, inferior genetic stock); and

               stability of feed and bison prices.

          If any one of these factors changes, R & R Ranching's profitability could decrease significantly.

          R & R Ranching has allocated approximately $9,800 of the net proceeds of this offering to the leasing and fencing of a suitable bison property for R & R Ranching's own use. See "Use of Proceeds."

          During the next 12 months, management plans to begin searching for a suitable 1/4 section (160 acres) property to lease for its operations. Management intends to limit its search to the Province of Alberta, Canada, and will try to locate a full section (640 acres), with W. Malcolm C. Davidson, William R. Davidson's father, to lease three quarters and R & R Ranching to lease one quarter.

          If R & R Ranching is successful in its property search, it will have to transport the herd to the new facility, hire herd management personnel and begin paying directly for all costs that are currently covered by the management agreement. R & R Ranching would also be responsible for the purchase or lease of its own handling facilities (pens and chutes for restraining animals during breeding, veterinary treatment and transportation). Management believes that by locating R & R Ranching's herd next to W. Malcolm
C. Davidson's herd, both parties will be able to share handling facilities and reduce expenses. However, there is no formal agreement between the parties in this regard and it is possible that R & R Ranching may have to purchase handling facilities of its own. These facilities typically cost from $2,000 to $2,500. R & R Ranching has not allocated any of the proceeds from this offering to the acquisition of handling facilities. R & R Ranching will have to obtain them with operating revenues or through additional debt or equity funding if handling facilities become necessary in the next 12 months. R & R Ranching can provide no assurance that it will have enough money to acquire these facilities.

          Management expects that it will hire one person to operate its ranch once it has located a suitable property. The standard rate for ranch workers in Alberta is approximately $10 to $12 (Canadian) (approximately US$
6.70 to US$ 8.04) per hour. R & R Ranching believes that the labor pool in Alberta is large enough that it will not have difficulty finding a suitable worker.

            During the next 12 months, R & R Ranching will be able to meet its current operating expenses from anticipated bison sales. However, management expects that the net proceeds from this offering will be necessary in order to lease and fence its ranch and repay the Libco Equities loan.

Year 2000
---------

          R & R Ranching's computer-related business activities will be limited to record keeping for its herd and the use of a word processing program for preparation of business correspondence and similar documents. The manufacturers of the Company's software programs have represented that they are "Year 2000 compliant" and management believes that its computer systems are "Year 2000 compliant" for these applications.

          R & R Ranching can give no assurance that third parties with whom it does business (e.g., banks and utilities) will ensure Year 2000 compliance in a timely manner or that, if they do not, their computer systems will not have an adverse effect on R & R Ranching. However, R & R Ranching does not believe that Year 2000 compliance issues of third parties will result in a material adverse effect on its financial condition or results of operations.

                     DESCRIPTION OF PROPERTY
                     -----------------------

          R & R Ranching does not currently own any property. Its executive office is the office of William R. Davidson, its President, and is provided rent free. The office consists of approximately 1200 square feet located in an office building in Springville, Utah. During the next 12 months, R & R Ranching plans to identify, lease and fence a pasture and feeding facility in Alberta, Canada. Management is seeking a property of approximately 160 acres for this purpose. R & R Ranching has not yet identified a suitable location and there is no guarantee that it will be able to do so or that, if it does, it will be able to obtain a lease on satisfactory terms.

          The management agreement with Blue Sky is renewable for monthly periods beyond the initial 12-month term. If R & R Ranching does not identify a suitable facility of its own during this period, management expects that it will renew its management agreement for successive one-month periods until it is able to move its herd to a new location.

            Blue Sky has subcontracted with Diving Buffalo to provide the services that Blue Sky is required to provide to R & R Ranching under the management agreement. Diving Buffalo is housing R & R Ranching's bison herd at its ranch in Harlowton, Montana. There is no agreement between R & R Ranching and Diving Buffalo in this regard and all obligations of R & R Ranching and Blue Sky under the management agreement remain unchanged.

            Diving Buffalo's property consists of approximately 640 acres and has sufficient working corrals and handling facilities for vaccination and truck loading of bison.

          CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
          ----------------------------------------------

          On December 1, 1998, R & R Ranching and Blue Sky entered into the management agreement, which provides for Blue Sky to manage R & R Ranching's herd of bison for a period of one year, beginning January 1, 1999. Blue Sky's management services will include:

               providing grazing lands;

               winter feed, hay, straw, grains, minerals and water;

               veterinary care;

               handling facilities and labor;

               identification tagging and records management;

               providing herd bulls for breeding;

               marketing R & R Ranching's yearly calf crop; and

               assisting with the marketing, selling and transportation of R & R Ranching's breeding stock.

          The management agreement provides for a monthly payment of $500 (Canadian) for Blue Sky's management services. At the current exchange rate of approximately US$ 0.67 per Canadian dollar, the monthly and annual management fees are approximately US$ 335 and US$ 4,020, respectively. If the management agreement is terminated early, R & R Ranching will be liable for boarding fees for the remainder of the term at the rate of $1,200 (Canadian) (approximately US$ 804) per bison per year. For a more complete description of the management agreement, see "Description of Business."

          W. Malcolm C. Davidson, Blue Sky's President, director and controlling stockholder, is the father of William R. Davidson, R & R Ranching's President, and is the father-in-law of Allyson R. N. Davidson, its

Secretary/Treasurer. W. Malcolm C. Davidson has significant experience in the bison industry and will be available for informal consultation with R & R Ranching as needed. Mr. Davidson will not charge R & R Ranching for consultation that is outside the scope of the management agreement.

          William R. Davidson is the President, a director and the sole stockholder of Libco Equities. W. Malcolm C. Davidson is a director of Libco Equities. Approximately $73,169.44 (67%) of the net proceeds of this offering will be used to pay the Libco Equities loan.

          R & R Ranching has no parents, except to the extent that William
R. Davidson may be deemed to be its parent due to his ownership of 100% of the outstanding shares of common stock. Mr. Davidson paid $25,000 to R & R Ranching for 1,000,000 post-split shares of R & R Ranching at inception. R & R Ranching used approximately $14,000 of these proceeds as part of the $84,000 purchase price of its bison herd. The remaining $11,000 are in R & R Ranching's bank account.

     MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS
     --------------------------------------------------------

Market Information.
-------------------

          There has never been any "public market" for shares of common stock of R & R Ranching. R & R Ranching intends to submit for listing on the OTC Bulletin Board of the NASD, once it registers its securities to become subject to the reporting requirements of the 1934 Act. However, it can provide no assurance that it will meet the reporting requirements or that any market for R & R Ranching's common stock will develop or be maintained.

          If a public market ever develops in the future, the sale of "unregistered" and "restricted" shares of common stock pursuant to Rule 144 of the Commission by members of management may have a substantial negative impact on any such public market. William R. Davidson would be able to sell up to 11,000 of his 1,000,000 "unregistered" and "restricted" shares in any three month period, beginning as early as August, 1999. See the Risk Factor "Sale of 'Restricted' Securities."

          R & R Ranching will have to file quarterly and annual reports with the Commission in order to have its securities quoted on the OTC Bulletin Board. These reports must contain financial statements, with year-end financial statements being audited. Management expects that the legal and accounting fees required to prepare and file its periodic reports will total approximately $10,000 per year.

          There are no outstanding options, warrants or calls to purchase any of the authorized securities of R & R Ranching. However, R & R Ranching has adopted a 1998 Stock Option Plan and has reserved 1,000,000 shares of common stock under that Plan. The issuance of any of these shares under the Plan may dilute the holdings of purchasers under this offering.

          The 1,000,000 "unregistered" and "restricted" post-split shares of common stock owned by William R. Davidson are the only securities that R & R Ranching has issued since its inception. Future sales of any of these shares, or any shares issued under the 1998 Stock Option Plan or otherwise may decrease the value of R & R Ranching's common stock in any "public market" that may develop for the common stock. See "Security Ownership of Certain Beneficial Owners and Management."

Holders.
--------

          William R. Davidson is the only record holder of R & R Ranching's common stock as of the date of this Prospectus. No shares of its preferred stock are outstanding.

Dividends.
----------

          R & R Ranching has not declared any cash dividends with respect to its common stock or its preferred stock, and does not intend to declare dividends in the foreseeable future. There are no material restrictions limiting, or that are likely to limit, R & R Ranching's ability to pay dividends on its securities.

                      EXECUTIVE COMPENSATION
                      ----------------------

          R & R Ranching has adopted a 1998 Stock Option Plan providing for the issuance of up to 1,000,000 "unregistered" and "restricted" shares of common stock to key employees, directors, executive officers, consultants and advisors. The 1998 Plan is administered by a Committee that has full authority to award stock and options thereunder. The Committee has not awarded any stock or options under the 1998 Plan and there are no current plans to make any such award. If the Committee decides to award stock or options under the 1998 Plan, the holdings of purchasers under this offering would be diluted. In addition, the sale of "unregistered" and "restricted" stock that is awarded under the 1998 Plan may have a negative effect on any market price for R & R Ranching's common stock. See the Risk Factor "Sale of 'Restricted' Securities" and the Exhibit Index.

          There are no employment agreements between R & R Ranching and any member of management. R & R Ranching does not expect to enter into any such agreement until it has successfully established its operations. R & R Ranching can not guarantee that its operations will be successful. Other than reimbursement of out-of-pocket expenses and the potential issuance of securities under the 1998 Plan, R & R Ranching has no compensation arrangements with its directors and executive officers. Neither of its executive officers receives any salary or wages for services rendered to R & R Ranching.

                             FINANCIAL STATEMENTS
                       --------------------

                           R & R RANCHING, INC.
                     [A Development Stage Company]

                          FINANCIAL STATEMENTS

                            OCTOBER 31, 1998


                    PRITCHETT, SILER & HARDY, P.C.
                     CERTIFIED PUBLIC ACCOUNTANTS

              [Letterhead of Pritchett, Siler & Hardy, P.C.]
                     INDEPENDENT AUDITORS' REPORT



Board of Directors
R & R RANCHING, INC.
Springville, Utah

We have audited the Balance Sheet of R & R Ranching, Inc. [a development stage company] as of October 31, 1998, and the related statement of operations, stockholders' equity and cash flows from inception on August 3, 1998 through October 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of R & R Ranching, Inc. as of October 31, 1998, and the results of their operations and their cash flows for the period from inception through October 31, 1998, in conformity with generally accepted accounting principles.

The financial statements referred to above have been prepared assuming the Company will continue as a going concern. As discussed in Note 4 to the financial statements, the Company is newly formed and has not yet established profitable operations, raising substantial doubt about the Company's ability to continue as a going concern. Management=s plans in regards to these matters are also described in Note 4. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

/s/  Pritchett, Siler & Hardy, P.C.


November 10, 1998
Salt Lake City, Utah

                            R & R RANCHING, INC.
                       [A Development Stage Company]

                               BALANCE SHEET

                                   ASSETS


                                                       October 31,
                                                          1998
                                                            ______

CURRENT ASSETS:
  Cash in bank                                          $   20,782

        Total Current Assets                                20,782

ORGANIZATION COSTS, net                                        475
                                                            ______
                                                        $   21,257

        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
  Accounts payable                                      $      955
  Accounts payable B related party                             500

        Total Current Liabilities                            1,455

STOCKHOLDERS' EQUITY:
  Preferred stock, $.001 par value
   10,000,000 shares authorized,
   no shares issued and outstanding                            -
  Common stock, $.001 par value,
   50,000,000 shares authorized,
   1,000,000 shares issued and
   outstanding                                               1,000
  Capital in excess of par value                            24,000
  Deficit accumulated during the
    development stage                                       (1,002)

                                                            23,998
  Less:  Stock subscription receivable                      (4,196)

        Total Stockholders' Equity                          19,802

                                                        $   21,257

The accompanying notes are an integral part of this financial statement.

                           R & R RANCHING, INC.
                       [A Development Stage Company]

                          STATEMENT OF OPERATIONS
                                             From Inception
                                              on August 3,
                                              1998 Through
                                            October 31, 1998
REVENUE                                          $      -

EXPENSES:

  General & Administrative                          1,002


LOSS BEFORE INCOME TAXES                           (1,002)

CURRENT TAX EXPENSE                                     -

DEFERRED TAX EXPENSE                                    -

NET LOSS                                         $ (1,002)

LOSS PER COMMON SHARE                            $   (.00)


  The accompanying notes are an integral part of this financial statement.

                            R & R RANCHING, INC.
                       [A Development Stage Company]
                     STATEMENT OF STOCKHOLDERS' EQUITY
                      FROM INCEPTION ON AUGUST 3, 1998
                          THROUGH OCTOBER 31, 1998
                                 [Restated]
                                                                   Deficit
                                                                 Accumulated
                      Preferred Stock  Common Stock  Capital in   During the
                          ______         _______      Excess of  Development
                        Shares Amount  Shares Amount  Par Value    Stage
                        ------ ------  ------ ------  ---------    -----
BALANCE,
August 3, 1998           -   $    -       -    $  -    $    -    $    -

Issuance of 1,000,000
shares of common stock
at $.025 per share for
Cash proceeds of
$20,804 and a
Subscription receivable
of $4,196.               -       -  1,000,000   1,000    24,000       -

Net loss for the period
ended October 31, 1998   -       -        -       -         -    (1,002)
BALANCE,
October 31, 1998         -   $   -  1,000,000  $1,000  $ 24,000 $(1,002)


  The accompanying notes are an integral part of this financial statement.

                            R & R RANCHING, INC.
                       [A Development Stage Company]
                          STATEMENT OF CASH FLOWS
              Increase (Decrease) in Cash and Cash Equivalents
                                               From Inception
                                                on August 3,
                                                1998 Through
                                              October 31, 1998
Cash Flows from Operating Activities:
  Net loss                                        $  (1,002)
  Adjustments to reconcile net loss to net cash
    used in operating activities:
     Depreciation and amortization                       25
     Changes in assets and liabilities:
       Increase in accounts payable                     955
                                            ________________
        Net Cash (Used) by Operating Activities         (22)

Cash Flows from Investing Activities:
  Payment of organization costs                         -

        Net Cash (Used) in Investing Activities         -
                                            ________________
Cash Flows from Financing Activities:
  Proceeds from common stock issuance                20,804

        Net Cash Provided by Financing Activities    20,804

Net Increase in Cash and Cash Equivalents            20,782

Cash at Beginning of Period                             -

Cash at End of Period                             $  20,782

Supplemental Disclosures of Cash Flow information:
  Cash paid during the period for:
    Interest                                      $     -
    Income taxes                                  $     -


Supplemental schedule of Noncash Investing and Financing Activities:
  For the period ended October 31, 1998:

    Stock Subscriptions Receivable increased by $4,196 for common stock which was issued for a receivable.

    A shareholder of the Company advanced $500 in payment of organization costs.

  The accompanying notes are an integral part of this financial statement.

                          R & R RANCHING, INC.
                      [A Development Stage Company]
                      NOTES TO FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Organization - R & R Ranching, Inc. was organized under the laws of the State of Nevada on August 3, 1998. The Company has not yet commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is planning to engage in the business of breeding and raising bison. The Company at the present time, has not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

     Organization Costs - The Company is amortizing its organization costs, which reflect amounts expended to organize the Company, over sixty [60] months using the straight line method. Amortization expense was $25 for the period ended October 31, 1998.

     Loss Per Share - The Company accounts for loss per share in accordance with Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share". This statement requires the Company to present basic earnings per share and dilutive earnings per share when the effect is dilutive [See
Note 6].

     Income Taxes - The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". This statement requires an asset and liability approach for accounting for income taxes [See Note 5].

     Cash and Cash Equivalents - For purposes of the statement of cash flows, the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

     Recently Enacted Accounting Standards - Statement of Financial Accounting Standards (SFAS) No. 130, "Reporting Comprehensive Income", SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information",
SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 134, "Accounting for Mortgage-Backed Securities.." were recently issued. These accounting standards have no current applicability to the Company or their effect on the financial statements would not have been significant.

     Accounting Estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

     Restatement of Financial Statements - The financial statements have been restated for all periods presented to reflect a forward common stock split on the basis of two shares issued for each one share previously outstanding.
The reverse stock split was effected during March, 1999.

NOTE 2 - RELATED PARTY TRANSACTIONS

     Management Compensation - The Company has not paid any compensation to its officers and directors.

     Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed, at no expense to the Company.

     Accounts Payable - During the period ending October 31, 1998, an officer of the Company paid organization costs in the amount of $500 on behalf of the Company. The Company recorded a related party accounts payable in the amount of $500.

NOTE 3 - CAPITAL STOCK

     Preferred Stock - The Company has authorized 10,000,000 shares of preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at October 31, 1998.

     Common Stock - During the period ended October 31, 1998, the Company issued 1,000,000 shares of its previously authorized, but unissued common stock for cash of $20,804 and a stock subscription receivable of $4,196. The Company is proposing to issue up to 100,000 additional shares of common stock and related warrants in a public offering [See Note 7].

     Stock Option Plan - On August 10, 1998, the Board of Directors of the Company adopted and the stockholders at that time approved, the 1998 Stock Option Plan. The plan provides for the granting of awards of up to 1,000,000 shares of common stock to sales representatives, officers, directors, consultants and employees. The awards can consist of stock options, restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards as described in the plan. Awards under the plan will be granted as determined by the board of directors. As of October 31, 1998, no awards have been granted under the plan.

NOTE 4 - GOING CONCERN

     The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds through sales of its common stock, which funds will be used to assist in establishing on-going operations. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

NOTE 5 - INCOME TAXES

     The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".
FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At October 31, 1998, the Company has available unused operating loss carryforwards of approximately $1,000, which may be applied against future taxable income and which expire in 2013.

     The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $340 as of January 31, 1999, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $340 during the period ended October 31, 1998.

NOTE 6 - LOSS PER SHARE

     The following data shows the amounts used in computing loss per share and the effect on income and the weighted average number of shares for the period ended October 31, 1998:

                                                      For The
                                                   Period Ended
                                                    October 31,
                                                       1998

  Loss from continuing operations applicable to
    common stock                                     $(1,002)

  Loss available to common stockholders used in
    calculating loss per share                       $(1,002)

  Weighted average number of common shares
    outstanding during the period used to calculate
    loss per share                                 1,000,000
                                                 ____________

NOTE 7 - SUBSEQUENT EVENTS

     Common Stock Split - During March, 1999 the Company effected a forward split of its issued and outstanding common stock on the basis of two shares issued for each one share previously issued. There were 500,000 shares of common stock issued and outstanding immediately prior to the split and 1,000,000 shares of common stock issued and outstanding immediately after the split. There was no change in the number of authorized common shares or the par value of common shares. The financial statements for all periods presented have been restated to reflect the stock split.

     Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 100,000 units consisting of a total of 100,000 shares of common stock, 100,000 A warrants and 100,000 B warrants. Each
A warrant allows the holder to purchase one share of common stock at a price of $2.50. Each B warrant allows the holder to purchase one share of common stock at a price of $5.00. The warrants are subject to adjustment in certain events and are exercisable for a period of five years from the date of the offering. The Company may call the warrants at their exercise price on 30 days notice at any time after issuance and prior to the expiration date of the warrants. The warrants may only be exercised or redeemed if a current prospectus is in effect. The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. An offering price of $1.25 per unit has arbitrarily been determined by the Company.
The offering will be managed by the Company without any underwriter. The units will be offered and sold by the directors and officers of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. The Company estimates it will incur stock offering costs of approximately $15,000, but any such costs will be deferred and netted against the proceeds of the proposed public stock offering.

     Bison Care and Management Agreement - During December, 1998 the Company entered into an agreement with Blue Sky Bison Ranch, Ltd., of Carvel, Alberta, Canada ("Blue Sky") under which Blue Sky would house, feed, manage and market the Company's bison for a period of one year commencing January 1, 1999. The agreement provides for the Company to pay a monthly management fee of $500 (Canadian) which is approximately $335 US. Blue Sky's president, director and controlling shareholder is the father of the Company's President and controlling shareholder. The Company recorded a related party accounts payable in the amount of $335 for services rendered during January 1999.

     Notes Payable - During January, 1999, the Company borrowed $70,000 from Libco Equities, Inc., a corporation organized under the laws of the Province of Alberta, Canada ("Libco"). The loan is due on demand and provides for interest at 10% per annum. The President and sole shareholder of the Company is also the President, director and controlling shareholder of Libco.

     Purchase of Bison Inventory - During January, 1999 the Company acquired 20 mature bison cows at a cost of $84,000. The company plans to breed and market bison.

                             R & R RANCHING, INC.
                         [A Development Stage Company]

                        UNAUDITED FINANCIAL STATEMENTS

                              APRIL 30, 1999

                             R & R RANCHING, INC.
                        [A Development Stage Company]

                                BALANCE SHEETS

                                 [Unaudited]

                                    ASSETS



                                                    April 30,     October 31,
                                                      1999           1998
                                                   ___________    ___________

CURRENT ASSETS:
  Cash in bank                                     $  10,959      $   20,782
                                                   ___________    ___________

Total Current Assets                                  10,959          20,782
                                                   ___________    ___________
PROPERTY - BISON, net                                 84,223               -
                                                   ___________    ___________
OTHER ASSETS:
  Organization costs, net                                  -             475
  Deferred stock offering costs                         6,291              -
                                                   ___________    ___________
     Total Other Assets                                 6,291            475
                                                   ___________    ___________
                                                   $  101,473     $   21,257
                                                   ___________    ___________


                     LIABILITIES AND STOCKHOLDERS' EQUITY


CURRENT LIABILITIES:
   Accounts payable                                $    9,194     $      955
   Accounts payable   related party                     1,841            500
   Interest payable   related party                     1,983              -
   Notes payable   related party                       70,000              -
                                                   ___________    ___________

      Total Current Liabilities                        83,018          1,455
                                                   ___________   ___________

STOCKHOLDERS' EQUITY:
   Preferred stock, $.001 par value,
     10,000,000 shares authorized,
     no shares issued and outstanding                       -              -

   Common stock, $.001 par value,
     50,000,000 shares authorized,
     1,000,000 shares issued and
     outstanding                                        1,000          1,000

   Capital in excess of par value                      24,000         24,000

   Deficit accumulated during the
     development stage                                 (6,545)        (1,002)
                                                   ___________    ___________
                                                       18,455         23,998
                                                   ___________    ___________
   Less:  stock subscription receivable                     -         (4,196)
                                                   ___________    ___________
                                                       18,455         19,802
     Total Stockholders' Equity                    ___________    ___________
                                                   $  101,473     $   21,257
                                                   ___________    ___________


The accompanying notes are an integral part of these unaudited financial statements.

                             R & R RANCHING, INC.
                        [A Development Stage Company]


                           STATEMENTS OF OPERATIONS

                                 [Unaudited]


                                                               From Inception
                                For the Three    For the Six    On August 3,
                                Months Ended     Months Ended   1998 Through
                                  April 30,       April 30,       April 30,
                                    1999            1999            1999
                                 __________       __________    ___________


REVENUE:                        $        -       $        -    $        -
                                __________       __________    ___________
EXPENSES:

   Bison Operating Expenses            782            1,117         1,117
   General and Administrative        2,423            2,443         3,445
                                __________       __________    ___________
       Total Expenses                3,205            3,560         4,562
                                __________       __________    ___________
LOSS BEFORE OTHER INCOME AND
  EXPENSE                           (3,205)          (3,560)       (4,562)

OTHER INCOME (EXPENSE):
   Interest Expense                 (1,733)          (1,983)       (1,983)
                                __________       __________    ___________

LOSS BEFORE INCOME TAXES            (4,938)          (5,543)       (6,545)
                                __________       __________    ___________

CURRENT TAX EXPENSE                      -                -             -

DEFERRED TAX EXPENSE                     -                -             -
                                __________       __________    ___________

NET LOSS                        $   (4,938)      $   (5,543)   $   (6,545)
                                __________       __________    ___________

LOSS PER COMMON SHARE           $     (.01)      $     (.01)   $     (.01)
                                __________       __________    ___________


The accompanying notes are an integral part of these unaudited financial statements.

                             R & R RANCHING, INC.
                        [A Development Stage Company]

                      STATEMENT OF STOCKHOLDERS' EQUITY

                       FROM INCEPTION ON AUGUST 3, 1998

                            THROUGH APRIL 30, 1999


                                 [Unaudited]


                                                                      Deficit
                                                                   Accumulated
                     Preferred Stock   Common Stock   Capital in    During the
                     _______________   ____________   Excess of    Development
                     Shares  Amount   Shares Amount   Par Value       Stage
                     _____  ______  ______   ______    ______      ______

BALANCE, August 3,
 1998                 -     $    -       -   $    -    $    -      $    -

Issuance of
 1,000,000 shares
 of common stock
 at $.025
 per share            -          -   1,000,000   1,000    24,000        -

Net loss for the
period ended
October 31, 1998      -          -       -        -         -      (1,002)
                     ______   _______  ______   ______   _______   _______
BALANCE,
 October 31, 1998     -          -   1,000,000   1,000    24,000   (1,002)

Net loss for
 the period
 ended April 30, 1999 -          -       -        -         -      (5,543)
                    ______   _______  _______  ______   _______   ______
BALANCE,
April 30, 1999        -      $   -   1,000,000  $ 1,000  $ 24,000  $(6,545)
                    ______   ______  _________  _______  ________   ______


The accompanying notes are an integral part of these unaudited financial statements.

                             R & R RANCHING, INC.
                        [A Development Stage Company]

                           STATEMENTS OF CASH FLOWS

               Increase (Decrease) in Cash and Cash Equivalents

                                 [Unaudited]


                                                                From Inception
                                   For the Three  For the Six    on August 3,
                                   Months Ended   Months Ended   1998 Through
                                     April 30,      April 30,      April 30,
                                        1999          1999            1999
                                   __________     __________     ___________
Cash Flows from
 Operating Activities:
   Net loss                        $   (4,938)    $   (5,543)    $    (6,545)
   Adjustments to reconcile net
    loss to net cash used in
    operating activities:
     Increase in bison calves          (1,338)        (1,338)         (1,338)
     Write-off of organization costs      475            475             475
     Depreciation and amortization      1,338          1,338           1,363
     Changes in assets
      and liabilities:
        (Increase) in bison calves       (223)          (223)           (223)
        Increase in accounts payable    8,239          8,239           9,194
        Increase in accounts payable
         - related party                1,005          1,341           1,841

        Increase in interest payable
           related party                1,733          1,983           1,983
                                      ________       ________        ________
        Net Cash (Used) by Operating
         Activities                     6,291          6,272           6,750
                                      ________       ________        ________
Cash Flows from Investing Activities:
   Payment of organization costs            -              -            (500)
   Purchase of bison                        -        (84,000)        (84,000)
                                      ________         ________      ________
    Net Cash (Used) in Investing
     Activities                             -        (84,000)        (84,500)
                                      ________       ________        ________
Cash Flows from Financing Activities:
   Proceeds from issuance
    of note payable - related party         -         70,000          70,000

   Proceeds from stock
    subscriptions receivable                -          4,196           4,196

   Proceeds from common stock issuance      -              -          20,804

   Deferred stock offering costs       (6,291)        (6,291)         (6,291)

                                      ________       ________        ________
      Net Cash Provided by
       Financing Activities            (6,291)        67,905          88,709
                                      ________       ________        ________
Net Increase in Cash                        -         (9,823)         10,959

Cash at Beginning of Period            10,959         20,782               -
                                      ________       ________        ________
Cash at End of Period                 $10,959        $10,959         $10,959
                                      ________       ________        ________


                                 [Continued]

                             R & R RANCHING, INC.
                        [A Development Stage Company]

                           STATEMENTS OF CASH FLOWS

               Increase (Decrease) in Cash and Cash Equivalents

                                 [Unaudited]

                                 [Continued]

                                                                From Inception
                               For the Three     For the Six      on August 3,
                               Months Ended      Months Ended    1998 Through
                                April 30,         April 30,        April 30,
                                 1999               1999             1999
                                __________        __________      ___________

Supplemental Disclosures
 of Cash Flow information:

   Cash paid during
   the period for:
     Interest                  $    -            $    -           $     -
     Income taxes              $    -            $    -           $     -

Supplemental schedule of
Noncash Investing and Financing Activities:
   For the period ended April 30, 1999:
     The Company wrote off $475 in organization costs.

     Depreciation of $1,338 on bison heifers was capitalized as basis in bison calves.

     The Company capitalized $1,338 of depreciation on bison heifers as bison calves.

   For the period ended October 31, 1998:
     A shareholder of the Company advanced $500 in payment of organizational costs.


The accompanying notes are an integral part of these unaudited financial statements.

                             R & R RANCHING, INC.
                         A Development Stage Company]

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    Organization   R & R Ranching, Inc. (the Company) was organized under the laws of the State of Nevada on August 3, 1998. The Company has not yet commenced planned principal operations and is considered a development stage company as defined in SFAS No. 7. The Company is planning to engage in the business of breeding and raising bison. The Company at the present time, has not paid any dividends and any dividends that may be paid in the future will depend upon the financial requirements of the Company and other relevant factors.

    Unaudited Financial Statements - The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows at April 30, 1999 and for all the periods presented have been made.

    Inventory   Inventory consists of bison which are being held for breeding purposes. The bison are recorded at the lower of cost or market value [See Note 2].

    Organization Costs   Organization costs of $475, which reflect amounts
    expended to organize the Company, were expensed during the six month period ended April 30, 1999.

    Loss Per Share   The Company accounts for loss per share in accordance
    with Statement of Financial Accounting Standards (SFAS) No. 128 "Earnings Per Share". This statement requires the Company to present basic earnings per share and dilutive earnings per share when the effect is dilutive [See
    Note 6].

    Income Taxes   The Company accounts for income taxes in accordance with
    Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes". This statement requires an asset and liability approach for accounting for income taxes [See Note 7].

    Cash and Cash Equivalents   For purposes of the statement of cash flows,
    the Company considers all highly liquid debt investments purchased with a maturity of three months or less to be cash equivalents.

    Recently Enacted Accounting Standards   Statement of Financial Accounting
    Standards (SFAS) No. 130, "Reporting Comprehensive Income", SFAS No. 131, "Disclosures about Segments of an Enterprise and Related Information", SFAS No. 132, "Employer's Disclosure about Pensions and Other Postretirement Benefits", SFAS No. 133, "Accounting for Derivative Instruments and Hedging Activities", and SFAS No. 134, "Accounting for Mortgage-Backed Securities" were recently issued. These accounting standards have no current applicability to the Company or their effect on the financial statements would not have been significant.

    Accounting Estimates   The preparation of financial statements in
    conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities, the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimated by management.

                             R & R RANCHING, INC.
                        [A Development Stage Company]

                   NOTES TO UNAUDITED FINANCIAL STATEMENTS


NOTE 2   BISON

    Bison that are purchased for breeding are recorded at cost and depreciated over their useful lives (15 years), using the straight-line method. If a bison dies or is sold the full remaining amount is expensed.

    Bison that are internally developed are recorded by capitalizing one year depreciation of the mother and all direct development costs until the bison have reached maturity and have been selected for breeding or other productive purposes. At the point of maturity, the bison are depreciated over their estimated useful lives of 15 years. If the bison are sold, the costs are charged to costs of goods sold.

    The following is a summary of bison as of April 30, 1999:

                                                    Accumulated
                                  Amount   Cost     Depreciation       Net
                                  ______   ______   ____________     ________
          Breeding Stock             20   $84,000   $  (1,338)       $82,662

          Calves                      4     1,561           -          1,561
                                  ______   ______   ____________     ________
             Total Bison             24   $85,561   $  (1,338)       $84,223
                                  ______   ______   _  _________     ________


NOTE 3   RELATED PARTY TRANSACTIONS

    Bison Care and Management Agreement - During December, 1998 the Company entered into an agreement with Blue Sky Bison Ranch, Ltd., of Carvel, Alberta, Canada ("Blue Sky") under which Blue Sky would house, feed, manage and market the Company's bison for a period of one year commencing January 1, 1999. The agreement provides for the Company to pay a monthly management fee of $500 (Canadian) which is approximately $335 US. Blue Sky's president, director and controlling shareholder is the father of the Company's President and controlling shareholder. The Company recorded a related party accounts payable in the amount of $1,340 for services rendered during the period ended April 30, 1999.

    Notes Payable   During January, 1999, the Company borrowed $70,000 from
    Libco Equities, Inc., a corporation organized under the laws of the Province of Alberta, Canada ("Libco"). The loan is due on demand and provides for interest at 10% per annum. The President and sole shareholder of the Company is also the President, director and controlling shareholder of Libco. Accrued interest amounted to $1,983 at April 30, 1999.

    Management Compensation - The Company has not paid any compensation to its officers and directors.

    Office Space - The Company has not had a need to rent office space. An officer/shareholder of the Company is allowing the Company to use his office as a mailing address, as needed, at no expense to the Company.

    Accounts Payable   During the period ending October 31, 1998, an officer
    of the Company paid organization costs in the amount of $500 on behalf of the Company. The Company recorded a related party accounts payable in the amount of $500.

                           R & R RANCHING, INC.
                        [A Development Stage Company]

                   NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 4 - CAPITAL STOCK

    Preferred Stock   The Company has authorized 10,000,000 shares of
    preferred stock, $.001 par value, with such rights, preferences and designations and to be issued in such series as determined by the Board of Directors. No shares are issued and outstanding at October 31, 1998.

    Common Stock   During the period ended October 31, 1998, the Company
    issued 1,000,000 shares of its previously authorized, but unissued common stock for cash of $20,804 and a stock subscription receivable of $4,196. The Company is proposing to issue up to 100,000 additional shares of common stock and related warrants in a public offering [See Note 8].

    Stock Option Plan - On August 10, 1998, the Board of Directors of the Company adopted and the stockholders at that time approved, the 1998 Stock Option Plan. The plan provides for the granting of awards of up to 1,000,000 shares of common stock to sales representatives, officers, directors, consultants and employees. The awards can consist of stock options, restricted stock awards, deferred stock awards, stock appreciation rights and other stock-based awards as described in the plan. Awards under the plan will be granted as determined by the board of directors. As of April 30, 1999, no awards have been granted under the plan.

    Common Stock Split   During March, 1999 the Company effected a forward
    split of its issued and outstanding common stock on the basis of two shares issued for each one share previously issued. There were 500,000 shares of common stock issued and outstanding immediately prior to the split and 1,000,000 shares of common stock issued and outstanding immediately after the split. There was no change in the number of authorized common shares or the par value of common shares. The financial statements for all periods presented have been restated to reflect the stock split.

NOTE 5   GOING CONCERN

    The accompanying financial statements have been prepared in conformity with generally accepted accounting principles which contemplate continuation of the Company as a going concern. However, the Company was only recently formed and has not yet been successful in establishing profitable operations. These factors raise substantial doubt about the ability of the Company to continue as a going concern. In this regard, management is proposing to raise additional funds through sales of its common stock, which funds will be used to assist in establishing on-going operations. There is no assurance that the Company will be successful in raising this additional capital or achieving profitable operations. The financial statements do not include any adjustments that might result from the outcome of these uncertainties.

                             R & R RANCHING, INC.
                        [A Development Stage Company]

                   NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 6   LOSS PER SHARE

The following data show the amounts used in computing loss per share and the effect on income and the weighted average number of shares for the periods ended

                                                                From Inception
                                   For the Three   For the Six    on August 3,
                                    Months Ended    Months Ended  1998 Through
                                      April 30,      April 30,      April 30,
                                        1999          1999            1999
                                     ________      _________       ___________
(Loss) from continuing operations
  applicable to common stock      $ (4,938)     $  (5,543)         $   (6,545)
                                  _________     _________          ___________
(Loss) available to common
  stockholders used in earnings
  (loss) per share                $ (4,938)     $  (5,543)         $   (6,545)
                                  _________     _________          ___________
Weighted average number of
  common shares outstanding
  used in (loss) per share during
  the period                     1,000,000      1,000,000           1,000,000
                                 __________     __________         ___________


NOTE 7 - INCOME TAXES

    The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No. 109 "Accounting for Income Taxes".
    FASB 109 requires the Company to provide a net deferred tax asset/liability equal to the expected future tax benefit/expense of temporary reporting differences between book and tax accounting methods and any available operating loss or tax credit carryforwards. At April 30, 1999, the Company has available unused operating loss carryforwards of approximately $6,500, which may be applied against future taxable income and which expire in various years through 2018.

    The amount of and ultimate realization of the benefits from the operating loss carryforwards for income tax purposes is dependent, in part, upon the tax laws in effect, the future earnings of the Company, and other future events, the effects of which cannot be determined. Because of the uncertainty surrounding the realization of the loss carryforwards the Company has established a valuation allowance equal to the tax effect of the loss carryforwards and, therefore, no deferred tax asset has been recognized for the loss carryforwards. The net deferred tax assets are approximately $2,200 as of April 30, 1999, with an offsetting valuation allowance of the same amount resulting in a change in the valuation allowance of approximately $1,860 during the six months ended April 30, 1999.

                             R & R RANCHING, INC.
                         A Development Stage Company]

NOTES TO UNAUDITED FINANCIAL STATEMENTS

NOTE 8   SUBSEQUENT EVENTS

    Proposed Public Offering of Common Stock - The Company is proposing to make a public offering of 100,000 units consisting of a total of 100,000 shares of common stock, 100,000 A warrants and 100,000 B warrants. Each A warrant allows the holder to purchase one share of common stock at a price of $2.50. Each B warrant allows the holder to purchase one share of common stock at a price of $5.00. The warrants are subject to adjustment in certain events and are exercisable for a period of five years from the date of the offering. The Company may call the warrants at their exercise price on 30 days notice at any time after issuance and prior to the expiration date of the warrants. The warrants may only be exercised or redeemed if a current prospectus is in effect. The Company plans to file a registration statement with the United States Securities and Exchange Commission on Form SB-2 under the Securities Act of 1933. An offering price of $1.25 per unit has arbitrarily been determined by the Company. The offering will be managed by the Company without any underwriter. The units will be offered and sold by the directors and officers of the Company, who will receive no sales commissions or other compensation in connection with the offering, except for reimbursement of expenses actually incurred on behalf of the Company in connection with the offering. The Company estimates it will incur stock offering costs of approximately $15,000, but any such costs will be deferred and netted against the proceeds of the proposed public stock offering.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL
                                  DISCLOSURE
                            ----------

          R & R Ranching has not dismissed any principal independent accountant, and no such accountant has resigned or declined to stand for re-election, since R & R Ranching's inception in August, 1998.

-------------------------------------------------------------------------------
------------------------------------------------------------------------------

                             PART II
              INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors And Officers
         -----------------------------------------

           Section 78.7502(1) of the Nevada Revised Statutes authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

          Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

          To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

          Section 78.751(1) of the NRS limits indemnification under Sections 78.7502(1) and 78.7502(2) to situations in which either (1) the stockholders,
(2)the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

          Pursuant to Section 78.751(2) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

          Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his corporate role.

          Neither R & R Ranching's Articles of Incorporation nor its Bylaws specifically provide for indemnification of directors, officers or controlling persons against liability under the 1933 Act. However, Article X of the Articles of Incorporation provides for:

               elimination of directors' liability for breach of fiduciary duty to R & R Ranching;

               Company indemnification of any corporate agent in connection with matters in which the agent acted in good faith and, in criminal matters, in which he or she had no reason to believe the conduct was unlawful;

               no indemnification when the agent is adjudged liable for gross negligence or wilful misconduct;

               mandatory indemnification by R & R Ranching for costs and expenses when the agent has been successful on the merits of the case;

               R & R Ranching to advance the agent's costs upon receipt of the agent's undertaking to repay all amounts paid if he or she is not entitled to indemnification; and

               R & R Ranching to purchase liability insurance for agents, at its discretion.

          Article VIII of R & R Ranching's Bylaws provides for mandatory indemnification by R & R Ranching of expenses incurred by directors, executive officers and employees in cases in which they are not found liable for negligence or misconduct.

          The foregoing is only a summary of the indemnification provisions of R & R Ranching's Articles of Incorporation and Bylaws. See the Exhibit Index.

Item 25.  Other Expenses of Issuance And Distribution
          -------------------------------------------

          The following table sets forth the expenses which R & R Ranching expects to incur in connection with the issuance and distribution of the Units registered hereby. All of these expenses, except for the Commission registration fee, are estimated:

     Securities and Exchange Commission registration fee........$   243.25
     Legal fees and expenses....................................$10,000
     Accounting fees............................................$ 2,500
     Printing and engraving expenses............................$   500
     Transfer agent fees........................................$ 1,500
     Miscellaneous..............................................$   256.75
                                                       --------
          Total................................................$15,000


Item 26.   Recent Sales of Unregistered Securities
           ---------------------------------------

          The following table provides information about all "unregistered" and "restricted" securities that R & R Ranching has sold since inception, and which were not registered under the 1933 Act:

                                        Number
                         Date           of         Aggregate
Name of Owner            Acquired       Shares*   Consideration
-------------                 --------          ------      -------------

William R. Davidson      8/10/98           1,000,000   $25,000
                                        Common


          * This figure takes into account the two-for-one forward split of R & R Ranching's issued and outstanding common stock on March 3, 1999.

          Management believes that Mr. Davidson is an "accredited investor" as that term is defined under applicable federal and state securities laws, rules and regulations, because he is a director and executive officer of R & R
Ranching. Management also believes that the offer and sale of these shares of common stock were exempt from the registration requirements of Section 5 of the Act pursuant to Section 4(2) thereof, and from similar states' securities laws, rules and regulations covering the offer and sale of securities by available state exemptions from such registration.

Item 27.  Exhibits
          --------

          The following exhibits are filed as a part of this Registration
Statement:





Exhibit
Number      Description
------      ------------
 3.1      Articles of Incorporation*

 3.2      Bylaws*

 4.1      Warrant Agreement*

 4.2        Form of "A" Warrant*

 4.3      Form of "B" Warrant*

 5.1      Opinion of Branden T. Burningham, Esq. regarding legality*

10.1      1998 Stock Option Plan*

10.2      Buffalo Sale and Purchase Agreement, dated October 5, 1998*

10.3      Bison Management Agreement, dated December 1, 1998*

10.4        Promissory Note, dated January 19, 1999*

23.1      Consent of Pritchett, Siler & Hardy, P.C.

23.2      Consent of Branden T. Burningham, Esq.*

27.1      Financial Data Schedule*

       * Each of these documents was filed with R & R Ranching's original
         Registration Statement on Form SB-2, filed March 30, 1999, and is incorporated herein by reference.

Item 28.  Undertakings
          ------------

          R & R Ranching hereby undertakes:

          (1) To file, during any period in which it offers or sells securities, a post-effective amendment to this Registration Statement to:

               (i) include any prospectus required by Section 10(a)(3) of the Securities Act;

               (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and, notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to



Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective
Registration Statement; and

               (iii) include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, to treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time shall be deemed to be the initial bona fide offering.

          (3) To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                            SIGNATURES
                            ----------

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing of Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned in the City of Springville, State of Utah, on August 25, 1999.


                                   R & R RANCHING, INC.


                                   By /s/ William R. Davidson
                                     ---------------------------------
                                     William R. Davidson, President and
                                     Director

     In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following person in the capacities and on the dates stated.

                                           /s/ William R. Davidson
                                   ----------------------------------
                                   William R. Davidson, President and
                                   Director

                                           /s/ Allyson R. N. Davidson
                                   ----------------------------------
                                   Allyson R. N. Davidson, Secretary/
                                   Treasurer


Date Filed: August 25, 1999                  SEC File No. 333-75297


                SECURITIES AND EXCHANGE COMMISSION

                     WASHINGTON, D.C.  20549


                            EXHIBITS

                                TO

                 FORM SB-2 REGISTRATION STATEMENT

                 UNDER THE SECURITIES ACT OF 1933

                              (AMENDMENT NO. 2)

                       R & R RANCHING, INC.

